Exhibit 99.1

Alpine Immune Sciences Appoints Jörn Drappa, MD, PhD, to Board of Directors

- 20-year industry veteran with extensive global clinical development leadership experience in autoimmune and inflammatory diseases -

Seattle, WA — July 19, 2022—Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune and inflammatory diseases, today announced the appointment of Jörn Drappa, MD, PhD, to its Board of Directors.

“We are very pleased to welcome Dr. Drappa to our Board of Directors. Jörn brings a tremendous depth of experience leading the successful development of immunology drugs across both small biotech and large pharmaceutical companies, and from early stage through commercialization,” said Mitchell H. Gold, MD, Executive Chairman and Chief Executive Officer of Alpine. “As a biotech executive with a proven track record and a board-certified internist and rheumatologist, Jörn will bring a unique perspective to our Board and provide valuable guidance as we continue to advance multiple clinical programs, including ALPN-303, a potentially best-in-class dual B-cell cytokine antagonist of BAFF and APRIL being developed for systemic lupus erythematosus and other B cell-mediated inflammatory and autoimmune diseases.”

Dr. Drappa commented, “Using their proprietary directed evolution platform, Alpine has rapidly developed multiple novel and differentiated multi-targeted immunotherapies with the potential to improve outcomes for patients suffering from serious diseases. Alpine is approaching several key catalysts and I am excited to join with the other Board members to help the team further advance their clinical pipeline across oncology and autoimmune and inflammatory indications.”

Dr. Drappa most recently served as Chief Medical Officer of Ventyx Biosciences. Prior to Ventyx, Dr. Drappa co-founded Viela Bio, a biotechnology company focused on the discovery, development and commercialization of treatments for autoimmune and severe inflammatory diseases, and served as its Head of R&D and Chief Medical Officer through its acquisition by Horizon Therapeutics in March 2021 for $3.1 billion. At Viela Bio, Dr. Drappa led the development of UPLIZNA™ (inebilizumab-cdon) in multiple indications, culminating in its approval for the treatment of Neuromyelitis Optica Spectrum Disorder (NMOSD). Prior to Viela Bio, he held various roles of increasing responsibility leading clinical development programs at MedImmune/AstraZeneca, Genentech/Roche, and Amgen. Dr. Drappa received his medical and Ph.D. degrees from the University of Cologne in Germany. He completed a residency in internal medicine at New York Presbyterian Hospital and a fellowship in rheumatology at the Hospital for Special Surgery, NY.

Concurrent with Dr. Drappa joining Alpine’s Board of Directors, Alpine also announced that Jay Venkatesan, MD has stepped down as a director of Alpine.

About Alpine Immune Sciences

Alpine Immune Sciences is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding Alpine’s platform technology and potential therapies; the potential efficacy, safety profile, future development plans, and regulatory success of Alpine’s product candidates; and Alpine’s ability to successfully develop and achieve milestones in Alpine’s development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond Alpine’s control, include, but are not limited to: clinical trials may not demonstrate safety and efficacy of any of Alpine’s product candidates; Alpine’s discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of Alpine’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on Alpine’s business, research and clinical development plans and timelines and results of operations may be more severe and prolonged than currently anticipated; as well as the other risks identified in Alpine’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Alpine undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations

Alex Sharif

Director, Investor Relations and Corporate Development

Alpine Immune Sciences, Inc

206-788-4545

ir@alpineimmunesciences.com

Media Relations

Kelli Perkins

Red House

kelli@redhousecomms.com

Source: Alpine Immune Sciences Inc.